Morgan Stanley Insured Municipal Trust
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Grand    10/25/01   $97.73   5,000,  1.09%   $67,180,000   7.44%    A.G.
Strand                       000                                    Edward
Wtr &                                                               s &
Swr, SC,                                                            Sons
Ser 2001
(FSA)
Iowa,    10/12/01   Various  2,500,  0.54%   $196,375,000  1.27%    Goldma
Vision                       000                                    n
Iowa,                                                               Sachs
Ser
2001(Aaa
/AAA)
Iowa,    10/12/01   Various  3,600,  0.78%   $196,375,000  1.83%    Goldma
Vision                       000                                    n
Iowa,                                                               Sachs
Ser
2001(Aaa
/AAA)
King     11/14/01   Various  5,000,  1.08%   $270,000,000  1.85%    Lehman
Cnty,                        000                                    Bros.
WA,
Sewer
Refg
2001(FGI
C)
Tampa    10/18/01   $97.87   10,000  2.17%   $238,230,000  4.20%    Salomo
Bay Wtr,                     ,000                                   n
FL,                                                                 Bros.
Utility
Ser 2001
B (FGIC)